EXHIBIT 23.2

Moore & Associates, Chartered
2675 S. Jones Rd., Suite 109
Las Vegas, NV 89146

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Form S-8 for Studio One Media, Inc. of our report dated August 28, 2006, relating to the June 30, 2006 annual report of the Registrant, which appears in such form.

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered

Las Vegas, Nevada
October 31, 2006